                                                                     EXHIBIT 2.1

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                             AGREEMENT OF MERGER AND

                             PLAN OF REORGANIZATION

                                      among

                              REFOCUS GROUP, INC.,

                          REFOCUS ACQUISITION CORP. and

                                   PRESBY CORP


                                  March 6, 2003


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                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
1.   The Merger..........................................................................1

     1.1   Merger........................................................................1
     1.2   Effective Time................................................................2
     1.3   Certificate of Incorporation, By-laws, Directors and Officers.................2
     1.4   Assets and Liabilities........................................................2
     1.5   Manner and Basis of Converting Shares.........................................3
     1.6   Surrender and Exchange of Certificates........................................3
     1.7   Stock Options; Other Options and Warrants.....................................3
     1.8   Parent Stock..................................................................4
     1.9   Operation of Acquisition Corp.................................................4
     1.10  Further Assurances............................................................5

2.   Representations and Warranties of the Company.......................................5

     2.1   Organization, Standing, Subsidiaries, etc.....................................5
     2.2   Qualification.................................................................5
     2.3   Capital Stock.................................................................5
     2.4   Indebtedness..................................................................6
     2.5   Company Stockholders..........................................................6
     2.6   Corporate Acts and Proceedings................................................6
     2.7   Compliance with Laws and Instruments..........................................6
     2.8   Binding Obligations...........................................................7
     2.9   Broker's and Finder's Fees....................................................7
     2.10  Financial Statements..........................................................7
     2.11  Absence of Undisclosed Liabilities............................................7
     2.12  Changes.......................................................................8
     2.13  Schedule of Assets and Contracts..............................................8
     2.14  Employees....................................................................11
     2.15  Tax Returns and Audits.......................................................11
     2.16  Patents and Other Intangible Assets..........................................11
     2.17  Employee Benefit Plans; ERISA................................................12
     2.18  Title to Property and Encumbrances...........................................13
     2.19  Condition of Properties......................................................13
     2.20  Insurance Coverage...........................................................13
     2.21  Litigation...................................................................13
     2.22  Licenses; Food and Drug......................................................14
     2.23  Interested Party Transactions................................................14
     2.24  Hazardous Waste..............................................................14
     2.25  Receivables..................................................................14
     2.26  Inventories..................................................................15
     2.27  Customers, Suppliers and Independent Contractors.............................15
     2.28  Product Warranty.............................................................15
     2.29  Purchase Commitments and Outstanding Bids....................................15
     2.30  Questionable Payments........................................................15

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
     2.31  Obligations to or by Stockholders............................................16
     2.32  Duty to Make Inquiry.........................................................16
     2.33  Disclosure...................................................................16

3.   Representations and Warranties of Parent and Acquisition Corp......................16

     3.1   Organization and Standing....................................................16
     3.2   Qualification................................................................16
     3.3   Corporate Authority..........................................................17
     3.4   Broker's and Finder's Fees...................................................17
     3.5   Capitalization of Parent.....................................................17
     3.6   Acquisition Corp.............................................................17
     3.7   Validity of Shares...........................................................17
     3.8   SEC Reporting and Compliance.................................................18
     3.9   Financial Statements.........................................................18
     3.10  Governmental Consents........................................................19
     3.11  Compliance with Laws and Other Instruments...................................19
     3.12  No General Solicitation......................................................19
     3.13  Absence of Undisclosed Liabilities...........................................19
     3.14  Changes......................................................................20
     3.15  Schedule of Assets and Contracts.............................................20
     3.16  Employees....................................................................21
     3.17  Tax Returns and Audits.......................................................21
     3.18  Employee Benefit Plans; ERISA................................................22
     3.19  Litigation...................................................................22
     3.20  Interested Party Transactions................................................22
     3.21  Questionable Payments........................................................22
     3.22  Duty to Make Inquiry.........................................................23
     3.23  Accountants..................................................................23
     3.24  Disclosure...................................................................23
     3.25  Compliance with Laws and Instruments.........................................23

4.   Additional Representations, Warranties and Covenants of the Stockholders...........24

5.   Conduct of Businesses Pending the Merger...........................................24

     5.1   Conduct of Business by the Company Pending the Merger........................24
     5.2   Conduct of Business by Parent and Acquisition Corp. Pending the Merger.......25

6.   Additional Agreements..............................................................26

     6.1   Access and Information.......................................................26
     6.2   Additional Agreements........................................................26
     6.3   Publicity....................................................................27
     6.4   Appointment of Directors.....................................................27
     6.5   Consulting Agreements........................................................27
     6.6   Lock-Up Letters..............................................................27
     6.7   Stock Option Plan............................................................27

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
7.   Conditions of Parties' Obligations.................................................28

     7.1   Company Obligations..........................................................28
     7.2   Parent and Acquisition Corp. Obligations.....................................29

8.   Non-Survival of Representations and Warranties.....................................32

9.   Amendment of Agreement.............................................................32

10.  Definitions........................................................................32

11.  Closing............................................................................36

12.  Termination Prior to Closing.......................................................36

     12.1  Termination of Agreement.....................................................36
     12.2  Termination of Obligations...................................................37
     12.3  Termination Fee..............................................................37

13.  Miscellaneous......................................................................37

     13.1  Notices......................................................................37
     13.2  Entire Agreement.............................................................38
     13.3  Expenses.....................................................................38
     13.4  Time.........................................................................38
     13.5  Severability.................................................................38
     13.6  Successors and Assigns.......................................................38
     13.7  No Third Parties Benefited...................................................38
     13.8  Counterparts.................................................................38
     13.9  Recitals, Schedules and Exhibits.............................................38
     13.10 Section Headings and Gender..................................................39
     13.11 Governing Law................................................................39

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                         LIST OF EXHIBITS AND SCHEDULES

A            Certificate of Merger
B            Certificate of Incorporation of the Company
C            By-laws of the Company
D            Directors and Officers of the Surviving Corporation
E            Letter of Transmittal
F            Strategic Consulting Agreement - Verus
G            Strategic Consulting Agreement - Kingsdale
H            Lock-Up Letters
I            Form of Opinion of Company's Counsel
J            Schachar Severance and Consulting Agreement
K            Form of Opinion of Parent's Counsel
L            Form of Opinion of Parent's Special Securities Counsel - Verus
M            Form of Opinion of Parent's Special Securities Counsel - Kingsdale
N            Indemnification Agreement - Verus
O            Indemnification Agreement - Kingsdale
P            Releases
2.5          Company Stockholders
2.7          Compliance with Laws
2.9          Company Broker's and Finder's Fees
2.10         Financial Statements
2.11         Undisclosed Liabilities
2.12         Changes/Indebtedness
2.13(1)      Schedule of Leased Real and Personal Property
2.13(2)      Material Agreements
2.13(3)      Schedule of Insurance
2.13(4)      Schedule of Bank Accounts
2.13(5)      Schedule of Patents and Other Intangible Assets
2.14         Obligations or Liabilities to Officers, Directors and Employees
2.16         Ownership of Intellectual Property
2.17         Schedule of Employee Benefit Plans
2.21         Litigation
2.23         Interested Party Transactions
2.28         Product Warranties
2.31         Obligations to or by Stockholders
3.4          Parent Broker's and Finder's Fees
3.5          Outstanding Options and Other Convertible Securities
3.8          SEC Reporting
3.13         Undisclosed Liabilities
3.14         Changes
3.15         Bank Accounts
3.20         Interested Party Transactions
3.25         Compliance with Laws

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                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

          THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION is made and entered into on March 6, 2003, by and among REFOCUS GROUP, INC., a Delaware corporation ("Parent"), REFOCUS ACQUISITION CORP., a Delaware corporation ("Acquisition Corp."), which is a wholly-owned subsidiary of Parent, and PRESBY CORP, a Delaware corporation (the "Company").

                              W I T N E S S E T H :

          WHEREAS, the Board of Directors of each of Acquisition Corp., Parent and the Company have each determined that it is fair to and in the best interests of their respective corporations and stockholders for Acquisition Corp. to be merged with and into the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, the Board of Directors of Acquisition Corp. and the Board of Directors of the Company have approved the merger of Acquisition Corp. with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger (the "Certificate of Merger") attached as EXHIBIT A hereto; and the Board of Directors of Parent also has approved this Agreement and the Certificate of Merger;

          WHEREAS, the requisite Stockholders (as such term is defined in Section 10 hereof) have approved by written consent pursuant to Section 228 of the DGCL this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger, and Parent, as the sole stockholder of Acquisition Corp., has approved this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger; and

          WHEREAS, simultaneously herewith, Parent (as it will exist as of the closing of the Merger) is selling shares of its common stock, par value $.0001 per share ("Parent Stock"), and detachable warrants to purchase shares of Parent Stock ("Parent Warrants"), in a private placement to accredited investors (the "Private Placement"), for the purpose of expanding the business of the Surviving Corporation following the Merger.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1.   The Merger.

          1.1 MERGER. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Acquisition Corp. shall be merged with and into the Company (the "Merger") in accordance with Section 251 of the DGCL. At the Effective Time (as hereinafter defined), the separate legal existence of Acquisition Corp. shall cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving

Corporation") and shall continue its corporate existence under the laws of the State of Delaware under the name Presby Corp.

          1.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time," and the filing of the Certificate of Merger as set forth in the first sentence of this Section 1.2 shall be the last action required prior to the Closing as contemplated hereby and as described in
Section 11 hereof.

          1.3     CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS.

                          (a)   The Certificate of Incorporation of the Company,
as in effect immediately prior to the Effective Time, attached as EXHIBIT B hereto, shall be the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time until further amended in accordance with applicable law.

                          (b)   The By-laws of the Company, as in effect
immediately prior to the Effective Time, attached as EXHIBIT C hereto, shall be the By-laws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Certificate of Incorporation and such By-laws.

                          (c)   The directors and officers listed in EXHIBIT D
hereto shall be the directors and officers of the Surviving Corporation, and each shall hold his respective office or offices from and after the Effective Time until his successor shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of the Surviving Corporation.

          1.4 ASSETS AND LIABILITIES. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the constituent corporations; and all and singular, the rights, privileges, powers and franchises of each of the constituent corporations, and all property, real, personal and mixed, and all debts due to any of the constituent corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the constituent corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the several and respective constituent corporations, and the title to any real estate vested by deed or otherwise in any of such constituent corporations shall not revert or be in any way impaired by the Merger; but all rights of creditors and all liens upon any property of any of the constituent corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

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          1.5     MANNER AND BASIS OF CONVERTING SHARES.

                          (a)   At the Effective Time:

                  (i) each share of common stock, par value $.01 per share, of Acquisition Corp. that shall be outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ten (10) shares of common stock, par value $.001 per share, of the Surviving Corporation, so that at the Effective Time, Parent shall be the holder of all of the issued and outstanding shares of the Surviving Corporation;

                  (ii) the shares of common stock, par value $.001 per share (the "Common Stock"), Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), and Series C Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series C Preferred Stock") (the Common Stock, Series B Preferred Stock and Series C Preferred Stock being referred to herein collectively as the "Company Stock") beneficially owned by the Stockholders listed in SCHEDULE 2.5 (other than shares of Company Stock as to which appraisal rights are perfected after the Effective Time pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited), which shares constitute all of the issued and outstanding shares of capital stock of the Company, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive the number of shares of Parent Stock specified in SCHEDULE 2.5 for each of the
Stockholders:

                  (iii) each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled in the Merger and cease to exist.

                          (b)   After the Effective Time, there shall be no
further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock that were outstanding immediately prior to the Effective Time.

          1.6 SURRENDER AND EXCHANGE OF CERTIFICATES. Promptly after the Effective Time and upon (i) surrender of a certificate or certificates representing shares of Company Stock that were outstanding immediately prior to the Effective Time and (ii) delivery of a Letter of Transmittal (as described in Section 4 hereof), Parent shall issue to the record holder of the Company Stock surrendering such certificate or certificates and Letter of Transmittal, a certificate or certificates registered in the name of such Stockholder representing the number of shares of Parent Stock that such Stockholder shall be entitled to receive as set forth in Section 1.5(a)(ii) hereof. Until the certificate or certificates are surrendered together with the Letter of Transmittal as contemplated by this Section 1.6 and Section 4 hereof, each certificate that immediately prior to the Effective Time represented any outstanding shares of Common Stock shall be deemed at and after the Effective Time to represent only the right to receive upon surrender as aforesaid the consideration specified in SCHEDULE 2.5 hereof for the holder thereof or to perfect any rights of appraisal which such holder may have pursuant to the applicable provisions of the DGCL.

          1.7     STOCK OPTIONS; OTHER OPTIONS AND WARRANTS.

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                          (a)   At the Effective Time, the terms of each
outstanding employee stock option granted by the Company to purchase shares of Common Stock (a "Company Stock Option") under the Amended and Restated 1997 Stock Option Plan of the Company (the "Company Option Plan"), whether vested or unvested, shall be adjusted as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute and shall become an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full immediately prior to the Effective Time at a price per share of Parent Stock equal to (i) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (ii) the aggregate number of shares of Parent Stock deemed purchasable pursuant to such Company Stock Option; PROVIDED, HOWEVER, that, after aggregating all the shares of a holder subject to Company Stock Options, any fractional share of Parent Stock resulting from such calculation for such holder shall be rounded up to the nearest whole share; and PROVIDED, FURTHER, that in the case of any stock option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option, and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code. As of the date hereof, there are outstanding Company Stock Options to purchase 1,539,688 shares of Common Stock, which are exercisable into 719,486 shares of Parent Stock pursuant to this Section 1.7(a).

                          (b)   As soon as practicable after the Effective Time,
Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Option Plan and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.7 after giving effect to the Merger).

                          (c)   Other than the Company Stock Options, all
options, warrants and rights to purchase Company Stock outstanding as of the Effective Date will be exercised or terminated prior to or effective upon the Effective Time, and neither Parent nor Acquisition Corp. shall assume or have any obligation with respect to such options, warrants or rights.

          1.8 PARENT STOCK. Parent agrees that it will cause the Parent Stock into which the Company Stock is converted at the Effective Time pursuant to Section 1.5(a)(ii) to be available for such purpose. Parent further agrees that immediately prior to the Effective Time there will be 4,097,107 shares of Parent Stock issued and outstanding not including the shares of Parent Stock to be issued in the Private Placement.

          1.9 OPERATION OF ACQUISITION CORP. The Company acknowledges that upon the effectiveness of the Merger, Parent shall have the absolute and unqualified right to deal with the assets and business of the Surviving Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

          1.10 FURTHER ASSURANCES. From time to time, from and after the Effective Time, as and when requested by Parent, Acquisition Corp. or their respective successors or assigns, the proper officers and directors of the Company as of the Effective Time shall, for and on behalf and in the name of the Company or otherwise, shall execute and deliver all such deeds, bills of sale, assignments and other instruments and shall take or cause to be taken such further actions as Parent, Acquisition Corp. or their respective successors or assigns may deem necessary or desirable in order to confirm or record or otherwise transfer to the Surviving Corporation title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Acquisition Corp. as follows:

          2.1 ORGANIZATION, STANDING, SUBSIDIARIES, ETC. (a) The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to carry on its business, to own or lease its properties and assets, to enter into this Agreement and the Certificate of Merger and to carry out the terms hereof and thereof. Copies of the Certificate of Incorporation and By-laws of the Company that have been delivered to Parent and Acquisition Corp. prior to the execution of this Agreement are true and complete and have not since been amended or repealed.

                          (b)   Other than PC Lens Corp., a Delaware
corporation, and Presby Corp Europe SRPL, a company organized under the laws of Belgium (together, the "Subsidiaries"), the Company has no subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. The Company owns all of the issued and outstanding capital stock of the Subsidiaries free and clear of all Liens (as hereinafter defined), and the Subsidiaries have no outstanding options, warrants or rights to purchase capital stock or other equity securities of such Subsidiaries, other than the capital stock owned by the Company. Unless the context otherwise requires, all references in this Section 2 to the "Company" shall be treated as being a reference to the Company and the Subsidiaries taken together as one enterprise.

          2.2 QUALIFICATION. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Company taken as a whole (the "Condition of the Company").

          2.3 CAPITAL STOCK. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, 4,500,000 shares of Series B Preferred Stock and 65,000 shares of Series C Preferred Stock, and the Company has no authority to issue any other capital stock. There are 13,804,699 shares of Common Stock issued and outstanding, 4,481,396 shares of Series B Preferred Stock issued and outstanding, and 21,614 shares of Series C Preferred Stock issued and outstanding, and such shares are duly authorized, validly issued, fully paid and

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nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person. The offer, issuance and sale of such shares of Company Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. None of such shares of Company Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or blue sky law. Except as disclosed in
Schedule 2.5, the Company has no outstanding options, rights or commitments to issue Company Stock or other Equity Securities of the Company, and there are no outstanding securities convertible or exercisable into or exchangeable for Company Stock or other Equity Securities of the Company. The Company has received written waivers executed by each of the holders of Series B Preferred Stock providing for the waiver of payment of any and all accrued but unpaid dividends under the terms of Series B Preferred Stock.

          2.4 INDEBTEDNESS. The Company has no Indebtedness for Borrowed Money, except as disclosed on the Balance Sheet and SCHEDULE 2.12.

          2.5 COMPANY STOCKHOLDERS. SCHEDULE 2.5 hereto contains a true and complete list of the names and addresses of the record owner of all of the outstanding Company Stock and other Equity Securities of the Company, together with the number and percentage of securities held. To the best knowledge of the Company, except as described in SCHEDULE 2.5, there is no voting trust, agreement or arrangement among any of the beneficial holders of Company Stock affecting the nomination or election of directors or the exercise of the voting rights of Company Stock.

          2.6 CORPORATE ACTS AND PROCEEDINGS. The execution, delivery and performance of this Agreement and the Certificate of Merger (together, the "Merger Documentation") have been duly authorized by the Board of Directors of the Company and have been approved by the requisite vote of the Stockholders, and all of the corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance of the Merger Documentation and the consummation of the Merger have been validly and appropriately taken, except for the filing referred to in Section 1.2.

          2.7 COMPLIANCE WITH LAWS AND INSTRUMENTS. The business, products and operations of the Company have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations (including, without limitation, the Food, Drug and Cosmetic Act, as amended ("FDC Act"), and all regulations promulgated thereunder by the U.S. Food and Drug Administration ("FDA") and equivalent foreign agencies), except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Company. The execution, delivery and performance by the Company of the Merger Documentation and the consummation by the Company of the transactions contemplated by this Agreement: (a) have been duly authorized by the Board of Directors of the Company, (b) will not require from the Stockholders any consent or approval that has not already been obtained, (c) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing or as set forth in SCHEDULE 2.7, (d) will not cause the Company to violate or contravene (i) any provision of law, (ii) any rule or regulation of any

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agency or government, (iii) any order, judgment or decree of any court or (iv)
any provision of the Certificate of Incorporation or By-laws of the Company, (e) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected and (f) will not result in the creation or imposition of any Lien upon any property or asset of the Company. The Company is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of the Company, other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected.

          2.8 BINDING OBLIGATIONS. This Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. Upon the execution and delivery of the Certificate of Merger by the Company and Acquisition Corp., the Certificate of Merger will be a legal, valid and binding obligation of the Company and will be enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          2.9 BROKER'S AND FINDER'S FEES. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company, Parent, Acquisition Corp. or any Stockholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, except as disclosed in SCHEDULE 2.9 hereto.

          2.10 FINANCIAL STATEMENTS. Attached hereto as SCHEDULE 2.10 are (a) the Company's unaudited consolidated balance sheet (the "Balance Sheet") as of December 31, 2002 (the "Balance Sheet Date"), and the consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the three years ended December 31, 2002 and (b) the Company's audited combined balance sheets as of December 31, 2001 and December 31, 2000 and the audited statements of operations, shareholders' equity (deficit) and cash flows for the three years ended December 31, 2001, together with the related independent auditors' report of Deloitte & Touche LLP. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified and (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior accounting periods, except as noted in the Notes to such Financial Statements.

          2.11 ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in
SCHEDULE 2.11 and/or SCHEDULE 2.12 hereto, (b) to the extent set forth on or reserved against in the Balance Sheet or the Notes to the Financial Statements,
(c) current
liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the Balance Sheet Date, none of which (individually or in the aggregate) materially and adversely affects the Condition of the Company, and (d) by the specific terms of any written agreement, document or arrangement identified in the Schedules.

          2.12    CHANGES. Since the Balance Sheet Date, except as disclosed in
SCHEDULE 2.12 hereto, the Company has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the Condition of the Company, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business,
(d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of the Company, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the Condition of the Company other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Balance Sheet or its statement of income for the year ended on the Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses in excess of $5,000 in the aggregate, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

          2.13 SCHEDULE OF ASSETS AND CONTRACTS. Attached hereto as SCHEDULES 2.13(1) through 2.13(5) are various schedules listing assets and contracts of the Company, as described herein.

                          (a)   SCHEDULE 2.13(1) contains a true and complete
list of all real property leased by the Company, including a brief description of each item thereof and of the nature of the Company's interest therein, and of all tangible personal property owned or leased by the Company having a cost or fair market value of greater than $10,000, including a brief description of each item and of the nature of the interest of the Company therein. All the property listed in
Schedule 2.13(1) as being leased by the Company is held by the Company under valid and enforceable leases having the rental terms, termination dates and renewal and purchase options described in Schedule 2.13(1); such leases are enforceable in accordance with their terms, and there is not, under any such lease, any existing default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

                          (b)   Except as expressly set forth in this Agreement,
the Balance Sheet or the notes thereto, or as disclosed in SCHEDULE 2.13(2) hereto, the Company is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Company. Except as disclosed in SCHEDULE 2.13(2) hereto, the Company is not a party to or otherwise barred by any written or oral (a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of the Company or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of the Company to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) other than as set forth in SCHEDULE 2.13(1) hereto, lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other Person under which payments to such Person exceed $20,000 per year or with an unexpired term (including any period covered by an option to renew exercisable by any other party) of more than 60 days, (h) lease or agreement under which the Company is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by the Company, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $20,000. Except as disclosed in SCHEDULE 2.13(2), none of the agreements, contracts, leases, instruments or other documents or arrangements listed in SCHEDULES 2.13(1) through 2.13(5) requires the consent of any of the parties thereto other than the Company to permit the contract, agreement, lease, instrument or other document or arrangement to remain effective following consummation of the Merger and the transactions contemplated hereby. The Company has received a written waiver and termination executed by each of the parties to the Service Agreement, dated April 24, 1998, by and among RAS Holding Corp, the Company, PC Lens Corp and RAS Service, L.P., providing for the waiver of payment of any and all accrued by unpaid service fees thereunder and the termination of such Service Agreement.

                          (c)   SCHEDULE 2.13(3) contains a true and complete
list and description of all insurance policies and insurance coverage with respect to the Company, its business, premises, properties, assets, employees and agents including, without limitation, fire and casualty insurance, property and liability insurance, product liability insurance, life insurance, medical and hospital insurance and workers' compensation insurance; such list includes with respect to each policy (i) a general description of the insured loss coverage, (ii) the expiration date of coverage, (iii) the annual premium, and
(iv) the dollar limitations of coverage and a general description of each deductible feature.

                          (d)   SCHEDULE 2.13(4) contains a true and complete
list and description of each bank account, savings account, other deposit relationship and safety deposit box of the Company, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.

                          (e)   SCHEDULE 2.13(5) contains a true and complete
list of all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, and grants of licenses, both domestic and foreign, presently owned, possessed, used or held by the Company; and, except as set forth in
SCHEDULE 2.16, the Company owns the entire right, title and interest in and to the same, free and clear of all Liens and restrictions. SCHEDULE 2.13(5) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing. Except as disclosed in SCHEDULE 2.13(5), all patents, patent applications, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations and applications and grants of licenses set forth in SCHEDULE 2.13(5) (i) are subject to no pending or threatened challenge, and (ii) can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without the consent of any Person other than the Company. Neither the execution nor delivery of the Merger Documentation, nor the consummation of the transactions contemplated thereby will give any licensor or licensee of the Company any right to change the terms or provisions of, terminate or cancel, any license to which the Company is a party.

                          (f)   The Company has furnished to Parent and
Acquisition Corp. true and complete copies of all agreements and other documents and a description of all applicable oral agreements disclosed or referred to in SCHEDULES 2.13(1) through 2.13(5), as well as any additional agreements or documents, requested by Parent or Acquisition Corp. The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. To the best knowledge of the Company, all parties having material contractual arrangements with the Company are in substantial compliance therewith and none are in material default thereunder. The Company does not have outstanding any power of attorney.

          2.14 EMPLOYEES. The Company has complied in all material respects with all laws relating to the employment of labor, and the Company has encountered no material labor union difficulties. Other than pursuant to ordinary arrangements of employment compensation, the Company is not under any obligation or liability to any officer, director or employee of the Company, except as set forth in SCHEDULE 2.14.

          2.15 TAX RETURNS AND AUDITS. All required federal, state and local Tax Returns of the Company have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid. The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of the Company's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by the Company with respect to the period ended on the Balance Sheet Date. Since the Balance Sheet Date, the Company has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. The Company is not obligated to make a payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. The Company has not agreed or is required to make any adjustments under section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. The Company
(i) is not a party to, is bound by or has any obligation under, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, whether written or unwritten (collectively, "Tax Sharing Agreements"), or (ii) has any potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

          2.16 PATENTS AND OTHER INTANGIBLE ASSETS. (a) Except as set forth in SCHEDULE 2.16, the Company (i) owns or has the right to use, free and clear of all Liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and
(ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                          (b)   To the best knowledge of the Company, the
Company owns and has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known or known by competitors (collectively, "intellectual property") required for or incident to the development, operation and sale of all products and services sold by the Company, free and clear of any right, Lien or claim of others; PROVIDED, HOWEVER, the possibility exists that other Persons, completely independent of the Company or its employees or agents, could have developed intellectual property similar or identical to that of the Company. Except as set forth in
SCHEDULE 2.21 hereof, the Company is not aware of any such development of substantially identical trade secrets or technical information by others. All intellectual property can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without the consent of any Person other than the Company.

          2.17    EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as disclosed in
SCHEDULE 2.17 hereto, there are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by the Company, whether written or unwritten and whether or not funded. The plans listed in SCHEDULE
2.17 hereto are hereinafter referred to as the "Employee Benefit Plans."

                          (b)   All current and prior material documents,
including all amendments thereto, with respect to each Employee Benefit Plan have been given to Parent and Acquisition Corp. or their advisors.

                          (c)   All Employee Benefit Plans are in material
compliance with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and any other applicable state, federal or foreign law.

                          (d)   There are no pending claims or lawsuits which
have been asserted or instituted against any Employee Benefit Plan, the assets of any of the trusts or funds under the Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company have any knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to form the basis of any such claim or lawsuit.

                          (e)   There is no pending or contemplated
investigation or pending or possible enforcement action by the Pension Benefit Guaranty Corporation, the Department of Labor, the Internal Revenue Service or any other government agency with respect to any Employee Benefit Plan and the Company has no knowledge of any incident, transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

                          (f)   No actual or contingent liability exists with
respect to the funding of any Employee Benefit Plan or for any other expense or obligation of any Employee Benefit Plan, except as disclosed on the financial statements of the Company or the Schedules to this Agreement, and no contingent liability exists under ERISA with respect to any "multi-employer plan," as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

                          (g)   No events have occurred or are expected to occur
with respect to any Employee Benefit Plan that would cause a material change in the costs of providing benefits under such Employee Benefit Plan or would cause a material change in the cost of providing for other liabilities of such Employee Benefit Plan.

          2.18 TITLE TO PROPERTY AND ENCUMBRANCES. The Company has good, valid and indefeasible marketable title to all properties and assets used in the conduct of its business free of all Liens (except as set forth in SCHEDULE 2.16) and other encumbrances, except Permitted Liens and such ordinary and customary imperfections of title, restrictions and encumbrances as do not, individually or in the aggregate, materially detract from the value of the property or assets or materially impair the use made thereof by the Company in its business. Without limiting the generality of the foregoing, the Company has good and indefeasible title to all of its properties and assets reflected in the Balance Sheet, except for property disposed of in the usual and ordinary course of business since the Balance Sheet Date and for property held under valid and subsisting leases which are in full force and effect and which are not in default.

          2.19 CONDITION OF PROPERTIES. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair, subject to ordinary wear and tear, and are adequate and sufficient for the Company's business.

          2.20 INSURANCE COVERAGE. There is in full force and effect one or more of the policies of insurance issued by insurers of recognized responsibility, insuring the Company and its properties, products and business against such losses and risks, and in such amounts, as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable to those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company. No suit, proceeding or action or threat of suit, proceeding or action has been asserted or made against the Company within the last five years due to alleged bodily injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed, manufactured, sold or distributed by the Company.

          2.21 LITIGATION. Except as disclosed in SCHEDULE 2.21 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or its properties, assets or business, and after reasonable investigation, the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. The Company is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

          2.22 LICENSES; FOOD AND DRUG. (a) The Company possesses from all appropriate governmental authorities (including, without limitation, the FDA) all licenses, permits, authorizations, approvals, franchises and rights necessary for the Company to engage in the business currently conducted by it, all of which are in full force and effect.

                          (b)   Without limitation of the first sentence of
Section 2.7 or of Section 2.22(a) above, the Company further represents and warrants as follows:

                          (i) the Company is in material compliance with applicable good manufacturing practices to the extent such practices are required by the FDA;

                          (ii) the Company is registered with the FDA, to the extent such registration is required by FDA regulations, and all of the Company's medical devices and procedures are listed with the FDA, to the extent such listing is required by FDA regulations;

                          (iii) the Company has investigational device exemptions for all products requiring such exemptions, and such products have not been and are not being sold or distributed outside the terms of such investigational device exemptions; and

                          (iv) to the Company's knowledge, the Company's products and procedures have not (A) caused or contributed to a death or serious injury, or (B) been adulterated or misbranded such that the product or procedure would be likely to cause or contribute to a death or serious injury.

          2.23    INTERESTED PARTY TRANSACTIONS. Except as disclosed in SCHEDULE
2.23 hereto, no officer, director or stockholder of the Company or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or the Company has or has had, either directly or indirectly,
(a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services, or (b) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

          2.24 HAZARDOUS WASTE. There is no substance or material defined or designated as hazardous or toxic waste, material, substance or other similar term, by any environmental statute, regulation or ordinance currently in effect, on, about, or in any of the real property in which the Company now has or previously had any leasehold or ownership interest.

          2.25 RECEIVABLES. The accounts and notes receivable shown on the Balance Sheet (net of the allowance for doubtful accounts in the amount appearing thereon) have been collected or are collectible in the usual and ordinary course of the Company's business in the amounts thereof shown on the Balance Sheet. The accounts and notes receivable of the Company acquired after the Balance Sheet Date and prior to the Closing Date will be reflected on the books of account of the Company at 100% of the amount thereof and have been collected, or are or will be collectible in the usual and ordinary course of the Company's business, in the full amounts thereof (less normal allowances for doubtful accounts). All of the accounts receivable reflected on the Balance Sheet and all accounts receivable which have arisen since the Balance Sheet Date are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications, and are not subject to any valid defense or offset.

          2.26 INVENTORIES. The inventories of the Company which are reflected in the Balance Sheet and all inventory items which have been acquired since the Balance Sheet Date consist of raw materials, supplies, work-in-process and finished goods of such quality and in such quantities as are being used and will be usable or are being sold and will be saleable in the ordinary course of its business with full mark-up at prevailing market prices, except to the extent of reserves for obsolete and slow-moving inventories reflected in the Balance Sheet. Such inventories are valued at the lower of cost or market and were determined in accordance with generally accepted accounting principles consistently applied. The Company has not experienced, nor has any reason to believe that it will experience in the foreseeable future, any material difficulty in obtaining, in the desired quantity and quality and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products.

          2.27 CUSTOMERS, SUPPLIERS AND INDEPENDENT CONTRACTORS. Since the Balance Sheet Date, the Company has not been advised that any customer, supplier or independent contractor of the Company intends to terminate or materially curtail its business relationship with the Company.

          2.28 PRODUCT WARRANTY. SCHEDULE 2.28 sets forth a complete and accurate description of all product warranties given by the Company in connection with the business and operations of the Company other than in the usual and ordinary course thereof and all such warranties in written form are attached thereto.

          2.29 PURCHASE COMMITMENTS AND OUTSTANDING BIDS. No purchase commitment of the Company is in excess of normal, ordinary and usual requirements of its business, or was made at any price in excess of then current market price, or contains terms and conditions more onerous than those usual and customary in the industry. There is no outstanding bid, sales proposal, contract or unfilled order of the Company which (a) will, or could if accepted, require the Company to supply goods or services at a cost to the Company significantly in excess of the normal cost of goods or services established for the product or service in question, or (b) quotes prices which do not include a mark-up over reasonably estimated costs reasonably consistent with past mark-ups on similar business.

          2.30 QUESTIONABLE PAYMENTS. Neither the Company nor any director, officer or, to the best knowledge of the Company, agent, employee or other Person associated with or acting on behalf of the Company, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          2.31    OBLIGATIONS TO OR BY STOCKHOLDERS. Except as disclosed in
SCHEDULE 2.31, the Company has no liability or obligation or commitment to any Stockholder or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any Stockholder, nor does any Stockholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

          2.32 DUTY TO MAKE INQUIRY. To the extent that any of the representations or warranties in this Section 2 are qualified by "knowledge" or "belief," the Company represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors, officers and key personnel.

          2.33 DISCLOSURE. There is no fact relating to the Company that the Company has not disclosed to Parent and Acquisition Corp. in writing which materially and adversely affects nor, insofar as the Company can now foresee, will materially and adversely affect, the Condition of the Company. No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     3. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION CORP. Parent and Acquisition Corp. represent and warrant to the Company as follows:

          3.1 ORGANIZATION AND STANDING. Each of Parent and Acquisition Corp. is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Parent and Acquisition Corp. have heretofore delivered to the Company complete and correct copies of their Certificate of Incorporation and By-laws as now in effect. Parent and Acquisition Corp. have full corporate power and authority to carry on their respective businesses as they are now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Neither Parent nor Acquisition Corp. has any subsidiaries (except Parent's ownership of Acquisition Corp.) or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business. Parent owns all of the issued and outstanding capital stock of Acquisition Corp. free and clear of all Liens, and Acquisition Corp. has no outstanding options, warrants or rights to purchase capital stock or other equity securities of Acquisition Corp., other than the capital stock owned by Parent. Unless the content otherwise requires, all references in this Section 3 to the "Parent" shall be treated as being a reference to the Parent and Acquisition Corp. taken together as one enterprise.

          3.2 QUALIFICATION. Each of Parent and Acquisition Corp. is duly qualified to conduct business as a foreign corporation and is in good standing in such jurisdictions wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of the Parent (the "Condition of Parent").

          3.3 CORPORATE AUTHORITY. Each of Parent and/or Acquisition Corp. (as the case may be) has full corporate power and authority to enter into the Merger Documentation and the other agreements to be made pursuant to the Merger Documentation, and to carry out the transactions contemplated hereby and thereby. All corporate acts and proceedings required for the authorization, execution, delivery and performance of the Merger Documentation and such other agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly taken or will have been so taken prior to the Closing. Each of the Merger Documents constitutes a legal, valid and binding obligation of Parent and/or Acquisition Corp. (as the case may be), each enforceable against them in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general principles of equity.

          3.4 BROKER'S AND FINDER'S FEES. No person, firm, corporation or other entity is entitled by reason of any act or omission of Parent or Acquisition Corp. to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement or the Certificate of Merger, or with respect to the consummation of the transactions contemplated hereby or thereby, except as disclosed in SCHEDULE 3.4 HERETO.

          3.5 CAPITALIZATION OF PARENT. The authorized capital stock of Parent consists of (a) 10,000,000 shares of preferred stock ("Parent Preferred Stock"), par value $.0001 per share, none of which have ever been issued, and
(b) 60,000,000 shares of the Parent Stock, of which 4,097,107 shares are issued and outstanding on the date hereof, prior to taking into consideration the issuance of Parent Stock in the Private Placement and after taking into consideration the cancellation of Parent Stock as indicated in
Section 7.2(j)(8)(iii) hereof. Except as disclosed in SCHEDULE 3.5, Parent has no outstanding options, rights or commitments to issue shares of Parent Preferred Stock, Parent Common Stock, or any other Equity Security of Parent or Acquisition Corp, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Preferred Stock, Parent Common Stock or other any Equity Security of Parent or Acquisition Corp. To the best knowledge of Parent, there is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Stock. All outstanding shares of the capital stock of Parent are validly issued and outstanding, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

          3.6 ACQUISITION CORP. Acquisition Corp. is a wholly-owned subsidiary of Parent that was formed specifically for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property, prior to the Closing Date, except in preparation for and otherwise in connection with the transactions contemplated by this Agreement, the Certificate of Merger and the other agreements to be made pursuant to or in connection with this Agreement and the Certificate of Merger.

          3.7 VALIDITY OF SHARES. The 11,940,144 shares of Parent Stock to be issued at the Closing pursuant to Section 1.5(a)(ii) hereof, when issued and delivered in accordance with the terms hereof and of the Certificate of Merger, shall be duly and validly issued, fully paid and nonassessable. Based in part on the representations and warranties of the Stockholders as contemplated by
Section 4 hereof and assuming the accuracy thereof, the issuance of the Parent Stock upon the Merger pursuant to Section 1.5(a)(ii) will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state blue sky or securities laws.

          3.8 SEC REPORTING AND COMPLIANCE. (a) Parent filed a registration statement on Form SB-2 under the Securities Act and a registration statement on Form 8-A under the Exchange Act each of which became effective on May 15, 2001. Since that date, Parent has filed with the Commission all registration statements, proxy statements, information statements and reports required to be filed pursuant to the Exchange Act. Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

                  (b) Parent has delivered to the Company true and complete copies of the registration statements information statements, and other reports (collectively, the "Parent SEC Documents") filed by the Parent with the Commission. None of the Parent SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

                  (c) Except as set forth on SCHEDULE 3.8, Parent has not filed, and nothing has occurred with respect to which Parent would be required to file, any report on Form 8-K since September 30, 2002. Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission since September 30, 2002 and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by the Parent with the Commission or delivered to the stockholders of Parent.

                  (d)  Parent is not an investment company within the meaning of
Section 3 of the Investment Company Act.

                  (e) The shares of Common Stock are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol "RFCG," and Parent is in compliance in all material respects with all rules and regulations of the OTC Bulletin Board applicable to it and the Parent Stock.

                  (f) Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws.

                  (g) Neither Parent, its predecessors, if any, nor any of its Affiliates has been subject to a disqualifying provision of Regulation A or Regulation D, pursuant to the Securities Act.

                  (h) To the best knowledge of the Parent, the Parent has otherwise complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws.

          3.9 FINANCIAL STATEMENTS. The balance sheets, and statements of income, changes in financial position and stockholders' equity contained in the Parent SEC Documents (i) have been prepared in accordance with GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (ii) are in accordance with the books and records of the Parent, and (iii) present fairly in all material respects the financial condition of the Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in the Annual Report on Form 10-KSB are as audited by, and include the related opinions of, S.W. Hatfield, CPA, Parent's independent certified public accountants. The financial information included in the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 20, 2002, and September 30, 2002 are unaudited, but reflect all adjustments (including normally recurring accounts) that Parent considers necessary for a fair presentation of such information.

          3.10 GOVERNMENTAL CONSENTS. All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.

          3.11 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. The execution, delivery and performance by Parent and/or Acquisition Corp. of this Agreement, the Certificate of Merger and the other agreements to be made by Parent or Acquisition Corp. pursuant to or in connection with this Agreement or the Certificate of Merger and the consummation by Parent and/or Acquisition Corp. of the transactions contemplated by the Merger Documentation will not cause Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court, or (v) any provision of their respective certificates of incorporation or by-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent or Acquisition Corp. is a party or by which Parent and/or Acquisition Corp or any of their respective properties is bound.

          3.12 NO GENERAL SOLICITATION. In issuing Parent Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Stock by any form of general solicitation or advertising.

          3.13 ABSENCE OF UNDISCLOSED LIABILITIES. Parent has no material obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in SCHEDULE 3.13 hereto, (b) to the extent set forth on or reserved against in the balance sheet set forth in Parent's Form 10-QSB for the quarter ended September 30, 2002 (the "Parent

Balance Sheet"), (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Parent Balance Sheet (the "Parent Balance Sheet Date"), none of which (individually or in the aggregate) materially and adversely affects the Condition of Parent, and (d) by the specific terms of any written agreement, document or arrangement identified in the Schedules.

          3.14 CHANGES. Since the Parent Balance Sheet Date, except as disclosed in SCHEDULE 3.14 hereof, Parent has not (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which (individually or in the aggregate) materially and adversely affects the Condition of the Parent, (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Parent Balance Sheet and current liabilities incurred since the Parent Balance Sheet Date, in each case in the usual and ordinary course of business, (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible other than in the usual and ordinary course of business, (d) sold, transferred or leased any of its assets, except in the usual and ordinary course of business, (e) cancelled or compromised any debt or claim, or waived or released any right, of material value, (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Condition of Parent, (g) entered into any transaction other than in the usual and ordinary course of business, (h) encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts payable under any profit sharing, bonus, deferred compensation, severance pay, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, other than in the ordinary course of business consistent with past practice, or entered into any employment agreement, (j) issued or sold any shares of capital stock, bonds, notes, debentures or other securities or granted any options (including employee stock options), warrants or other rights with respect thereto, (k) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding capital stock, (l) suffered or experienced any change in, or condition affecting, the Condition of the Parent other than changes, events or conditions in the usual and ordinary course of its business, none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, (n) made or permitted any amendment or termination of any material contract, agreement or license to which it is a party, (o) suffered any material loss not reflected in the Parent Balance Sheet or its statement of income for the period ended on the Parent Balance Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, director, employee, stockholder or consultant, (q) made or agreed to make any charitable contributions or incurred any non-business expenses, or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

          3.15 SCHEDULE OF ASSETS AND CONTRACTS. Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, the Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to the Parent. Parent does not own any real property. Parent is not a party to or otherwise barred by any written or oral
(a) agreement with any labor union, (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements, (c) agreement for the employment of any officer, individual employee or other Person on a full-time basis or any agreement with any Person for consulting services, (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance or similar plan, contract or understanding with respect to any or all of the employees of Parent or any other Person, (e) indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing Indebtedness for Borrowed Money or subjecting any asset or property of Parent to any Lien or evidencing any Indebtedness, (f) guaranty of any Indebtedness, (g) lease or agreement under which Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h) lease or agreement under which Parent is lessor or permits any Person to hold or operate any property, real or personal, owned or controlled by Parent, (i) agreement granting any preemptive right, right of first refusal or similar right to any Person, (j) agreement or arrangement with any Affiliate or any "associate" (as such term is defined in Rule 405 under the Securities Act) of Parent or any present or former officer, director or stockholder of Parent, (k) agreement obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative, sales agency, franchise or advertising contract or commitment, (n) agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p) agreement or other commitment or arrangement with any Person continuing for a period of more than three months from the Closing Date that involves an expenditure or receipt by Parent in excess of $1,000. The Parent maintains no insurance policies and insurance coverage of any kind with respect to Parent, its business, premises, properties, assets, employees and agents. SCHEDULE 3.15 contains a true and complete list and description of each bank account, savings account, other deposit relationship and safety deposit box of Parent, including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto. Except as disclosed on SCHEDULE 3.15, no consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Parent in effect following the consummation of the Merger and the transactions contemplated hereby. Parent has furnished to the Company true and complete copies of all agreements and other documents disclosed or referred to in SCHEDULE 3.15, as well as any additional agreements or documents, requested by the Company.

          3.16 EMPLOYEES. Other than pursuant to ordinary arrangements of employment compensation, Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

          3.17 TAX RETURNS AND AUDITS. All required federal, state and local Tax Returns of Parent have been accurately prepared and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid. Parent is not and has not been delinquent in the payment of any Tax. Parent has not had a Tax deficiency proposed or assessed against it and has not executed a waiver of any statute of limitations on the assessment or collection of any Tax. None of Parent's federal income tax returns nor any state or local income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes reflected on the Parent Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by Parent with respect to the period ended on the Parent Balance Sheet Date. Since the Parent Balance Sheet Date, Parent has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. Parent has withheld or collected from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal, state and local income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving offices or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent now pending, and Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Parent is not obligated to make a payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. Parent has not agreed or is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable statute of limitations has not yet expired. Parent (i) is not a party to, is bound by or has any obligation under, any Tax Sharing Agreement, or (ii) has any potential liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

          3.18 EMPLOYEE BENEFIT PLANS; ERISA. There are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs of every type other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to

          3.19 LITIGATION. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the best knowledge of Parent, threatened against or affecting Parent or its properties, assets or business, and after reasonable investigation, Parent is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. Parent is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

          3.20 INTERESTED PARTY TRANSACTIONS. To the best knowledge of Parent, except as disclosed in SCHEDULE 3.20 hereto, no officer, director or stockholder of Parent or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person or Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or (ii) purchases from or sells or furnishes to Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which it may be bound or affected.

          3.21 QUESTIONABLE PAYMENTS. Neither Parent nor any director, officer or, to the best knowledge of Parent, agent, employee or other Person associated with or acting on behalf of Parent, has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payments to government officials or employees from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such corporations; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          3.22 DUTY TO MAKE INQUIRY. To the extent that any of the representations or warranties in this Section 3 are qualified by "knowledge" or "belief," Parent represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors, officers and key personnel.

          3.23 ACCOUNTANTS. S.W. Hatfield, CPA is Parent's independent public accountants. None of the reports of S.W. Hatfield, CPA on the financial statements of Parent for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During Parent's two most recent fiscal years and the subsequent interim periods, there were no disagreements with S.W. Hatfield, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-B occurred with respect to Parent and S.W. Hatfield, CPA.

          3.24 DISCLOSURE. There is no fact relating to Parent that Parent has not disclosed to the Company in writing that materially and adversely affects nor, insofar as Parent can now foresee, will materially and adversely affect, the Condition of Parent. No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

          3.25 COMPLIANCE WITH LAWS AND INSTRUMENTS. The business and operations of the Parent have been and are being conducted in compliance in all material respects with all applicable laws, rules and regulations, except for such violations thereof for which the penalties, in the aggregate, would not have a material adverse effect on the Condition of the Parent. The execution, delivery and performance by the Parent and Acquisition Corp. of the Merger Documentation and the consummation by the Parent and Acquisition Corp. of the transactions contemplated by this Agreement: (a) have been duly authorized by the Boards of Directors of the Parent and Acquisition Corp., (b) will not require from the stockholders of the Parent and Acquisition Corp. any consent or approval that has not already been obtained, (c) will not require any authorization, consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing or as set forth in SCHEDULE 3.25, (d) will not cause the Parent or Acquisition Corp. to violate or contravene (i) any provision of law, (ii) any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court or (iv) any provision of their respective Certificates of Incorporation or By-laws, (e) will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Parent or Acquisition Corp. is a party or by which the Parent or Acquisition Corp. or any of their respective properties is bound or affected and (f) will not result in the creation or imposition of any Lien upon any property or asset of the Parent or Acquisition Corp. The Parent is not in violation of, or (with or without notice or lapse of time, or both) in default under, any term or provision of its Certificate of Incorporation or By-laws or of any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or, except as would not materially and adversely affect the Condition of the Parent, other material agreement or instrument to which the Parent is a party or by which the Parent or any of its properties is bound or affected.

     4. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS. Promptly after the Effective Time, Parent shall cause to be mailed to each holder of record of Company Stock that was converted pursuant to
Section 1.5 hereof into the right to receive Parent Stock a letter of transmittal ("Letter of Transmittal") in substantially the form attached hereto as EXHIBIT E which shall contain additional representations, warranties and covenants of such Stockholder, including without limitation, that (i) such Stockholder has full right, power and authority to deliver such Company Stock and Letter of Transmittal, (ii) the delivery of such Common Stock will not violate or be in conflict with, result in a breach of or constitute a default under, any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or instrument to which such Stockholder is bound or affected, (iii) such Stockholder has good, valid and marketable title to all shares of Company Stock indicated in such Letter of Transmittal and that such Stockholder is not affected by any voting trust, agreement or arrangement affecting the voting rights of such Company Stock, (iv) such Stockholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act and that such Stockholder is acquiring Parent Stock for investment purposes, and not with a view to selling or otherwise distributing such Parent Stock in violation of the Securities Act or the securities laws of any state, and (v) such Stockholder has had an opportunity to ask and receive answers to any questions such Stockholder may have had concerning the terms and conditions of the Merger and the Parent Stock and has obtained any additional information that such Stockholder has requested. Delivery shall be effected, and risk of loss and title to the Parent Stock shall pass, only upon delivery to the Parent (or an agent of the Parent) of (x) certificates evidencing ownership thereof as contemplated by Section 1.6 hereof (or affidavit of lost certificate), and (y) the Letter of Transmittal containing the representations, warranties and covenants contemplated by this Section 4.

     5.   CONDUCT OF BUSINESSES PENDING THE MERGER.

          5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Prior to the Effective Time, unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

                  (i) the business of the Company shall be conducted only in the ordinary course;

                  (ii) the Company shall not (A) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (B) amend its Certificate of Incorporation or By-laws; or (C) split, combine or reclassify the outstanding Company Stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

                  (iii) the Company shall not (A) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire any shares of, Company Stock, except to issue shares of Common Stock upon the exercise of stock options outstanding on the date hereof; (B) acquire or dispose of any fixed assets or acquire or dispose of any other substantial assets other than in the ordinary course of business; (C) incur additional Indebtedness or any other liabilities or enter into any other transaction other than in the ordinary course of business; (D) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or (E) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business combination;

                  (iv) the Company shall use all of its best efforts to preserve intact the business organization of the Company, to keep available the service of its present officers and key employees, and to preserve the good will of those having business relationships with it;

                  (v) the Company will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by it to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (as defined below). The Company will promptly advise Parent orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. As used in this paragraph, "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving the Company or for the acquisition of a substantial equity interest in it or any material assets of it other than as contemplated by this Agreement. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing; and

                  (vi) the Company will not enter into any new employment agreements with any of its officers or employees or grant any increases in the compensation or benefits of its officers and employees other than increases in the ordinary course of business and consistent with past practice or amend any employee benefit plan or arrangement.

          5.2 CONDUCT OF BUSINESS BY PARENT AND ACQUISITION CORP. PENDING THE MERGER. Prior to the Effective Time, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:

                  (i) the business of Parent and Acquisition Corp. shall be conducted only in the ordinary course; PROVIDED, HOWEVER, that Parent shall take the steps necessary to have discontinued its existing business without liability to Parent as of the Closing Date;

                  (ii) neither Parent nor Acquisition Corp. shall (A) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (B) amend its certificate of incorporation or by-laws; or (C) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock; and

                  (iii) neither Parent nor Acquisition Corp. shall (A) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock; (B) acquire or dispose of any assets other than in the ordinary course of business (except for dispositions in connection with Section 5.2(i) hereof); (C) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (D) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing, or (E) except as contemplated by this Agreement, enter into any contract, agreement, commitment or arrangement to dissolve, merge; consolidate or enter into any other material business contract or enter into any negotiations in connection therewith.

     6.   ADDITIONAL AGREEMENTS.

          6.1 ACCESS AND INFORMATION. The Company, Parent and Acquisition Corp. shall each afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours throughout the period prior to the Effective Time of all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, PROVIDED that no investigation pursuant to this Section 6.1 shall affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information (other than such information which (i) is already in such party's possession or (ii) becomes generally available to the public other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors, or (iii) becomes available to such party on a non-confidential basis from a source other than a party hereto or its advisors, provided that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly available; PROVIDED, HOWEVER, that (A) any such information may be disclosed to such party's directors, officers, employees and representatives of such party's advisors who need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such directors, officers, employees and representatives shall be informed by such party of the confidential nature of such information), (B) any disclosure of such information may be made as to which the party hereto furnishing such information has consented in writing, and (C) any such information may be disclosed pursuant to a judicial, administrative or governmental order or request; PROVIDED, HOWEVER, that the requested party will promptly so notify the other party so that the other party may seek a protective order or appropriate remedy and/or waive compliance with this Agreement and if such protective order or other remedy is not obtained or the other party waives compliance with this provision, the requested party will furnish only that portion of such information which is legally required and will exercise its best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

          6.2 ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or

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advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to satisfy the conditions precedent to the obligations of any of the parties hereto to obtain all necessary waivers, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible). In order to obtain any necessary governmental or regulatory action or non-action, waiver, consent, extension or approval, each of Parent, Acquisition Corp. and the Company agrees to take all reasonable actions and to enter into all reasonable agreements as may be necessary to obtain timely governmental or regulatory approvals and to take such further action in connection therewith as may be necessary. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Acquisition Corp. and the Company shall take all such necessary action.

          6.3 PUBLICITY. No party shall issue any press release or public announcement pertaining to the Merger that has not been agreed upon in advance by Parent and the Company, except as Parent reasonably determines to be necessary in order to comply with the rules of the Commission or of the principal trading exchange or market for Parent Stock.

          6.4 APPOINTMENT OF DIRECTORS. Immediately following the Effective Time, (a) Parent shall increase the size of the Board of Directors of Parent to four (4) members and cause the persons listed as the initial directors in EXHIBIT D hereto to be elected to the Board of Directors of Parent, and (b) Parent shall further increase the size of its Board of Directors to eight (8) and cause the other persons listed as the directors in EXHIBIT D to become members of the Board of Directors of Parent; PROVIDED, HOWEVER, that the actions described in clause (b) above shall take effect only upon compliance by Parent with the provisions of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Subject to stockholder approval, the persons listed as directors of Parent on EXHIBIT D shall be divided as nearly equally as possible into three classes of Parent directors, serving staggered three-year terms (as indicated in EXHIBIT D). One class of directors shall be elected at each annual meeting of stockholders. The first annual meeting of Parent stockholders shall be held on or before December 31, 2003. At such meeting and thereafter, the affirmative vote of the holders of a majority of the shares of Parent Stock present or represented at each annual meeting of stockholders shall be required to elect members of Parent's Board of Directors.

          6.5 CONSULTING AGREEMENTS. As of the Effective Time, Parent shall enter into (i) a consulting agreement with Verus Support Services Inc. ("Verus Support Services") for strategic advisory services, on substantially the terms set forth in the form of agreement attached as EXHIBIT F hereto, and (ii) a consulting agreement with Kingsdale Capital Corporation ("Kingsdale") for on-going strategic advisory services in Canada, on substantially the terms set forth in the form of agreement attached as EXHIBIT G.

          6.6 LOCK-UP LETTERS. As of the Effective Time, lock-up letters, on substantially the terms set forth in the forms of lock-up letters attached as EXHIBIT H hereto, shall have been executed by those Stockholders reasonably requested to do so by Parent.

          6.7 STOCK OPTION PLAN. Prior to the Effective Time, the Company amended the Company's 1997 Stock Option Plan to add additional stock options to the Company Option

Plan so that the total number of shares of Common Stock authorized for issuance under the Company Option Plan is 8,774,000, and the Company Option Plan, as amended, shall be assumed by Parent. Stock options issuable pursuant to the Company Option Plan shall be used for attracting and retaining employees, directors and advisors and shall be granted from time to time under the guidance and approval of Parent's Board of Directors.

     7.   CONDITIONS OF PARTIES' OBLIGATIONS.

          7.1 COMPANY OBLIGATIONS. The obligations of Parent and Acquisition Corp. under this Agreement and the Certificate of Merger are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by Parent.

                    (a) NO ERRORS, ETC. The representations and warranties of the Company under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

                    (b) COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

                    (c) NO DEFAULT OR ADVERSE CHANGE. There shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both, would constitute a Default or Event of Default, and since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company.

                    (d) CERTIFICATE OF OFFICERS. The Company shall have delivered to Parent and Acquisition Corp. a certificate dated the Closing Date, executed on its behalf by the Chief Executive Officer and Chief Financial Officer of the Company, certifying the satisfaction of the conditions specified in paragraphs (a), (b) and (c) of this Section 7.1.

                    (e) OPINION OF THE COMPANY'S COUNSEL. Parent and Acquisition Corp. shall have received from Jenkens & Gilchrist, PC, Dallas, Texas, counsel for the Company, a favorable opinion dated the Closing Date to the effect set forth in EXHIBIT I hereto.

                    (f) AUTHORIZATIONS; CONSENTS. Except for the filing of the Certificate of Merger, all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and of the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all consents by third parties that are required for the Merger shall have been obtained.

                    (g) CONSUMMATION OF PRIVATE PLACEMENT. Consummation of the Merger shall occur simultaneously with the closing of the Private Placement.

                    (h) NO RESTRAINING ACTION. No action or proceeding before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documentation.

                    (i) SUPPORTING DOCUMENTS. Parent and Acquisition Corp. shall have received the following:

                          (1)  Copies of resolutions of the Board of Directors
and the stockholders of the Company, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of the Merger Documentation and all other documents and instruments to be delivered pursuant hereto and thereto.

                          (2)  A certificate of incumbency executed by the
Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute any documents referred to in this Agreement and further certifying that the Certificate of Incorporation and By-laws of the Company delivered to Parent and Acquisition Corp. at the time of the execution of this Agreement have been validly adopted and have not been amended or modified.

                          (3)  Such additional supporting documentation and
other information with respect to the transactions contemplated hereby as Parent and Acquisition Corp. may reasonably request.

                    (j) CONSENTS. The Company shall have obtained and delivered to Acquisition Corp. written consents, satisfactory in form and substance to Parent, from each party to the leases, contracts, instruments and other documents listed in SCHEDULES 2.13(1) through 2.13(5) consenting to the assignment to the Surviving Corporation upon the effectiveness of the Merger, of all of the rights and interests of the Company in and to such leases, contracts, instruments and documents, except to the extent (i) waived by Parent in its sole discretion, or (ii) such lease, contract, instrument or other document does not require the consent of such party to such assignment.

                    (k) SCHACHAR SEVERANCE, RELEASE AND CONSULTING AGREEMENT. Dr. Ronald A. Schachar shall have entered into an agreement with the Company on substantially the terms set forth in the form of agreement attached as EXHIBIT J hereto.

                    (l) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to Parent and Acquisition Corp. The Company shall furnish to Parent and Acquisition Corp. such supporting documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this
Section 7.1 as Parent or its counsel may reasonably request.

          7.2 PARENT AND ACQUISITION CORP. OBLIGATIONS. The obligations of the Company under this Agreement and the Certificate of Merger are subject to the fulfillment at or prior to the Closing of the conditions precedent specified in paragraphs (g), (h) and (i) of Section 7.1 hereof and the following additional conditions:

                  (a) NO ERRORS, ETC. The representations and warranties of Parent and Acquisition Corp. under this Agreement shall be deemed to have been made again on the Closing Date and shall then be true and correct in all material respects.

                  (b) COMPLIANCE WITH AGREEMENT. Parent and Acquisition Corp. shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the Certificate of Merger to be performed or complied with by them on or before the Closing Date.

                  (c) NO DEFAULT OR ADVERSE CHANGE. There shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both, would constitute a Default of Event of Default, and since the Parent Balance Sheet Date, there shall have been no material adverse change in the Condition of Parent.

                  (d) CERTIFICATE OF OFFICERS. Parent and Acquisition Corp. shall have delivered to the Company a certificate dated the Closing Date, executed on their behalf by their respective Presidents or other duly authorized officers, certifying the satisfaction of the conditions specified in paragraphs
(a), (b), and (c) of this Section 7.2.

                  (e) OPINION OF PARENT'S COUNSEL. The Company shall have received from Greenberg Traurig, LLP, New York, New York, counsel for Parent, a favorable opinion dated the Closing Date to the effect set forth in EXHIBIT K hereto.

                  (f) OPINIONS OF PARENT'S SPECIAL SECURITIES COUNSEL. The Company shall have received from Snell, Brannian & Wylie, Dallas, Texas, special securities counsel for Parent, (i) a favorable opinion dated the Closing Date relating to the shares of Parent Stock owned by Verus International Ventures Ltd. ("Verus International Ventures") to the effect set forth in EXHIBIT L hereto, and (ii) a favorable opinion dated the Closing Date relating to shares of Parent Stock owned by Kingsdale to the effect set forth in EXHIBIT M hereto.

                  (g) AUTHORIZATIONS; CONSENTS. Except for the filing of the Certificate of Merger, all consents, authorizations, orders and approvals of, and filings and registrations with, any court, governmental body or instrumentality that are required for the execution and delivery of this Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all consents by third parties required for the Merger shall have been obtained.

                  (h) CONSUMMATION OF PRIVATE PLACEMENT. Consummation of the Merger shall occur simultaneously with the Closing of the Private Placement

                  (i) NO RESTRAINING ACTION. No action or proceedings before any court, governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit or to obtain substantial damages in respect, of this Agreement or the Certificate of Merger or the carrying out of the transactions contemplated by the Merger Documentation.

                  (j) SUPPORTING DOCUMENTS. The Company shall have received the following:

                          (1)  Copies of resolutions of Parent's and Acquisition
Corp.'s respective board of directors and the sole stockholder of Acquisition Corp., certified by their respective Secretaries, authorizing and approving, to the extent applicable, the execution, delivery and performance of this Agreement, the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

                          (2)  A certificate of incumbency executed by the
respective Secretaries of Parent and Acquisition Corp. certifying the names, titles and signatures of the officers authorized to execute the documents referred to in paragraph (i) above and further certifying that the certificates of incorporation and by-laws of Parent and Acquisition Corp. appended thereto have not been amended or modified.

                          (3)  A certificate of Parent's transfer agent and
registrar, certifying as of the business day prior to the date any shares of Parent Stock are first issued in the Private Placement, and before taking into consideration the cancellation of Parent Stock as indicated in
Section 7.2(j)(8)(iii) hereof, a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Stock, together with the number of shares of Parent Stock held by each record owner.

                          (4)  A letter from Parent's transfer agent and
registrar setting forth that the number of shares of Parent Stock that would be issued and outstanding as of the Closing Date after taking into consideration the cancellation of Parent Stock as indicated in Section 7.2(j)(8)(iii) hereof, and prior to the closing of the Private Placement, is 4,097,107 shares of Parent Stock.

                          (5)  An Indemnification Agreement in the form of
EXHIBIT N executed by Verus Support Services, Verus International Ventures and Verus International Group Ltd. and delivered to the Company.

                          (6)  An Indemnification Agreement in the form of
EXHIBIT O executed by Kingsdale, Kingsdale Capital Partners, Inc. and Kingsdale Capital Markets, Inc. and delivered to the Company.

                          (7)  S.W. Hatfield, CPA shall have agreed in writing,
in form and substance reasonably satisfactory to the Company, to deliver copies of the audit opinions with respect to any and all financial statements of Parent that had been audited by S.W. Hatfield, CPA.

                          (8)  Parent shall have received (i) the executed
resignations of Daniel G. Gunter ("Gunter") and Adrienne Beam ("Beam") as directors and officers of Parent, with the director resignations to take effect only upon compliance by Parent with the provisions of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, (ii) executed releases from each of Gunter and Bean in the form attached hereto as EXHIBIT P, and (iii) stock powers executed in blank (A) by Gunter evidencing the cancellation of 54,500,982 shares of Parent Stock owned by him in consideration for $20,000 and
(B) by Beam evidencing the cancellation of 237,572 shares of Parent Stock owned by her in consideration for $5,000.

                          (9)  The Company shall have received the plan or
arrangement, which shall be satisfactory to the Company, pursuant to which the existing internet website operations of Parent shall be discontinued following the Effective Time upon the determination of Parent to do so.

                          (10)  Such additional supporting documentation and
other information with respect to the transactions contemplated hereby as the Company may reasonably request.

                  (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the conditions specified in this Section 7.2 as the Company may reasonably request.

          The Company may waive compliance with any of the conditions precedent specified in this Section 7.2.

     8. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties made in Sections 2 and 3 of this Agreement (including the Schedules to the Agreement which are hereby incorporated by reference) shall not survive beyond the Effective Time. This Section 8 shall not limit any claim for fraud or any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     9. AMENDMENT OF AGREEMENT. This Agreement and the Certificate of Merger may be amended or modified at any time in all respects by an instrument in writing executed (i) in the case of this Agreement by the parties hereto and
(ii) in the case of the Certificate of Merger by the parties thereto.

     10. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

          "ACQUISITION CORP." means Refocus Acquisition Corp., a Delaware corporation.

          "AFFILIATE" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

          "AGREEMENT" shall mean this Agreement.

          "BALANCE SHEET" and "BALANCE SHEET DATE" shall have the meanings assigned to such terms in Section 2.10 hereof.

          "CERTIFICATE OF MERGER" shall have the meaning assigned to it in the second recital of this Agreement.

          "CLOSING" and "CLOSING DATE" shall have the meanings assigned to such terms in Section 11 hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMISSION" shall mean the U.S. Securities and Exchange Commission.

          "COMMON STOCK" shall mean the common stock of the Company.

          "COMPANY" shall Presby Corp, a Delaware corporation.

          "COMPANY STOCK" shall mean the Common Stock, Series B Preferred Stock and Series C Preferred Stock.

          "COMPANY OPTION PLAN" shall have the meaning assigned to it in
Section 1.7 hereof.

          "CONDITION OF THE COMPANY" shall have the meaning assigned to it in
Section 2.2 hereof.

          "CONDITION OF PARENT" shall have the meaning assigned to it in
Section 3.2 hereof.

          "DEFAULT" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed under the terms of this Agreement or the Certificate of Merger, if such default or failure in performance shall remain unremedied for five (5) days.

          "DGCL" shall mean the General Corporation Law of the State of Delaware.

          "EFFECTIVE TIME" shall have the meaning assigned to it in Section 1.2 hereof.

          "EMPLOYEE BENEFIT PLANS" shall have the meaning assigned to it in
Section 2.17 hereof.

          "EQUITY SECURITY" shall mean any stock or similar security of or issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without consideration, into any stock or similar security, or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.

          "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EVENT OF DEFAULT" shall mean (a) the failure of the Company to pay any Indebtedness for Borrowed Money, or any interest or premium thereon, within five (5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, (b) an event of default under any agreement or instrument evidencing or securing or relating to any such Indebtedness, or (c) the failure of the Company to perform or observe any material term, covenant, agreement or condition on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

          "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

          "INDEBTEDNESS" shall mean any obligation of the Company which under generally accepted accounting principles is required to be shown on the balance sheet of the Company as a liability. Any obligation secured by a Lien on, or payable out of the proceeds of production from, property of the Company shall be deemed to be Indebtedness even though such obligation is not assumed by the Company.

          "INDEBTEDNESS FOR BORROWED MONEY" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation, Indebtedness which represents the unpaid amount of the purchase price of any property and is incurred in lieu of borrowing money or using available funds to pay such amounts and not constituting an account payable or expense accrual incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness evidenced by a promissory note, bond or similar written obligation to pay money, or (c) all such Indebtedness guaranteed by the Company or for which the Company is otherwise contingently liable.

          "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended.

          "LETTER OF TRANSMITTAL" shall have the meaning assigned to it in
Section 4 hereof.

          "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

          "MERGER" shall have the meaning assigned to it in Section 1.1 hereof.

          "MERGER DOCUMENTATION" shall have the meaning assigned to it in
Section 2.6 hereof.

          "PARENT" shall mean Refocus Group, Inc., a Delaware corporation.

          "PARENT BALANCE SHEET" and "PARENT BALANCE SHEET DATE" shall have the meanings assigned to such terms in Section 3.13 hereof.

          "PARENT SEC DOCUMENTS" shall have the meaning assigned to it in
Section 3.7 hereof.

          "PARENT STOCK" shall mean the common stock of the Parent, par value $.0001 per share.

          "PERMITTED LIENS" shall mean (a) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmens' and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings; and (c) Liens incidental to the conduct of the business of the Company that were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

          "PERSON" shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

          "PRIVATE PLACEMENT" shall mean the offering of shares of Parent Stock pursuant to the terms of the Term Sheet.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SERIES B PREFERRED STOCK" and "SERIES C PREFERRED STOCK" shall have the meanings assigned to each of them in Section 1.5(a)(ii) hereof.

          "STOCKHOLDERS" shall mean all of the stockholders of the Company, including the Principal Stockholder.

          "SURVIVAL PERIOD" shall have the meaning assigned to it in Section 8.1 hereof.

          "SURVIVING CORPORATION" shall have the meaning assigned to it in
Section 1.1 hereof.

          "TAX" or "TAXES" shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs, imposts, deficiencies and other governmental charges of any kind whatsoever (including, but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment, social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative minimum, doing business, withholding and stamp), together with any interest thereon, penalties, fines, damages costs, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction;
(b) any liability for the payment of any amounts described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability, including, without limitation, by reason of Regulation section 1.1502-6; and (c) any liability for the payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

          "TAX RETURN" shall include all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns (including Form 1099 and partnership returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

          "TERM SHEET" shall have the meaning assigned to it in Section 12.3 hereof.

     11. CLOSING. The closing of the Merger (the "Closing") shall occur concurrently with the Effective Time (the "Closing Date"). The Closing shall occur at the offices of Greenberg Traurig, LLP referred to in Section 13.1 hereof. At the Closing, Parent shall present for delivery to each Stockholder the certificate representing the Parent Stock to be issued pursuant to
Section 1.5(a)(ii) hereof to them pursuant to Sections 1.6 and 4 hereof. Such presentment for delivery shall be against delivery to Parent and Acquisition Corp. of the certificates, opinions, agreements and other instruments referred to in Section 7.1 hereof, and the certificates representing all of the Common Stock issued and outstanding immediately prior to the Effective Time. Parent will deliver at such Closing to the Company the officers' certificate and opinion referred to in Section 7.2 hereof. All of the other documents and certificates and agreements referenced in Section 7 will also be executed as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

     12.  TERMINATION PRIOR TO CLOSING.

          12.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (a) By the mutual written consent of the Company, Acquisition Corp. and Parent;

                  (b) By the Company, if Parent or Acquisition Corp. (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breaches any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after the Company has notified Parent and Acquisition Corp. of its intent to terminate this Agreement pursuant to this paragraph (b);

                  (c) By Parent and Acquisition Corp., if the Company (i) fails to perform in any material respect any of its agreements contained herein required to be performed by it on or prior to the Closing Date, (ii) materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within thirty (30) days after Parent or Acquisition Corp. has notified the Company of its intent to terminate this Agreement pursuant to this paragraph (c);

                  (d) By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on Parent, Acquisition Corp. or the Company, which

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

prohibits or materially restrains any of them from consummating the transactions contemplated hereby, PROVIDED that the parties hereto shall have used their best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency; or

                  (e) By either the Company, on the one hand, or Parent and Acquisition Corp., on the other hand, if the Closing has not occurred on or prior to March 15, 2003, for any reason other than delay or nonperformance of the party seeking such termination.

          12.2 TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to this Section 12 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 6.1, 13.3 and 13.11; PROVIDED, HOWEVER, that termination pursuant to paragraphs (b) or (c) of
Section 12.1 shall not relieve the defaulting or breaching party or parties from any liability to the other parties hereto.

          12.3 TERMINATION FEE. The Company agrees that the terms and conditions set forth under the Item titled "Exclusivity, Alternate Transaction Fee & Termination Fee" in the Second Amended and Restated Summary of Terms and Conditions for Merger and Private Placement (the "Term Sheet"), dated February 3, 2003, between Verus Support Services and the Company, as consented to by CIBA Vision Corp., shall continue to be in full force and effect, and the execution of this Agreement shall not impair or alter the rights and obligations of the parties to and under such Summary of Terms.

     13.  MISCELLANEOUS.

          13.1 NOTICES. Any notice, request or other communication hereunder shall be given in writing and shall be served either personally by overnight delivery or delivered by mail, certified return receipt and addressed to the following addresses:

          If to Parent
          or Acquisition Corp.: Refocus Group, Inc.
                                1950 Stemmons Freeway, Suite 4048
                                Dallas, Texas 75207
                                Attention: Mr. Danny Gunter, President

          With a copy to:       Greenberg Traurig, LLP
                                200 Park Avenue, 14th Floor
                                New York, New York 10166
                                Attention: Spencer G. Feldman, Esq.

          If to the Company:    Presby Corp
                                10300 North Central Expressway, Suite 104
                                Dallas, Texas 75231
                                Attention: Mr. Terry Walts, President and CEO

                                       37
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          With a copy to:       Jenkens & Gilchrist, PC
                                1445 Ross Avenue, Suite 3200
                                Dallas, Texas 75202
                                Attention: Robert W. Dockery, Esq.

          Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing. Counsel for a party (or any authorized representative) shall have authority to accept delivery of any notice on behalf of such party.

          13.2 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

          13.3 EXPENSES. In addition to the provisions in Section 12.3 hereof, each party shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement; PROVIDED that the Company shall assume and pay out-of-pocket legal, travel and printing fees and expenses for Parent, Acquisition Corp. and Verus estimated and capped at $250,000.

          13.4 TIME. Time is of the essence in the performance of the parties' respective obligations herein contained.

          13.5 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs; PROVIDED, HOWEVER, that the Company shall not directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of Parent, which shall not be unreasonably withheld, and any such transfer or assignment without said consent shall be void.

          13.7 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors, assigns and heirs, and no other Person shall have any right or action under this Agreement.

          13.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

          13.9 RECITALS, SCHEDULES AND EXHIBITS. The Recitals, Schedules and Exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth herein.

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          13.10   SECTION HEADINGS AND GENDER. The Section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

          13.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


                  [Remainder of Page Intentionally Left Blank]

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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.


                                PARENT:

                                REFOCUS GROUP, INC.


                                By:  /s/ Danny Gunter

                                Name:    Danny Gunter
                                      --------------------------------------

                                Title:   Chief Executive Officer
                                       -------------------------------------


                                ACQUISITION CORP.:

                                REFOCUS ACQUISITION CORP.


                                By:  /s/ Danny Gunter

                                Name:    Danny Gunter
                                      --------------------------------------

                                Title:   Chief Executive Officer
                                       -------------------------------------


                                THE COMPANY:

                                PRESBY CORP


                                By:  /s/ Mark A. Cox

                                Name:    Mark A. Cox
                                      --------------------------------------

                                Title:   Vice President, Secretary & Chief
                                         Financial Officer
                                       -------------------------------------




                  SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED.

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